UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012

PACIFIC CAPITAL BANCORP

(Exact name of registrant as specified in its charter)

Delaware	001-35026	95-3673456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1021 Anacapa Street, 3rd Floor Santa Barbara, California	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 10, 2012, Pacific Capital Bancorp (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). As of the record date for the Annual Meeting, there were 32,940,687 shares entitled to vote on all matters presented to the Company’s stockholders at the Annual Meeting. Votes representing approximately 91.9% of the Company’s common stock were present in person or represented by proxy at the Annual Meeting. The following are the voting results of each matter submitted to the Company’s stockholders at the Annual Meeting.

1. Election of Directors, to hold office until the next annual meeting and until their successors are elected and qualified:

NOMINEE	FOR	WITHHELD
H. Gerald Bidwell	30,226,576	36,004

Edward E. Birch	30,224,969	37,611

Gerald J. Ford	30,130,413	132,167

S. Lachlan Hough	30,226,867	35,713

Roger C. Knopf	30,224,346	38,234

George S. Leis	30,216,056	46,524

John R. Mackall	29,917,532	345,048

Richard A. Nightingale	30,196,302	66,278

Kathy J. Odell	30,225,016	37,564

Carl B. Webb	29,840,426	422,154

2. Non-binding Advisory Vote on the Compensation of the Named Executive Officers:

	VOTES	% of SHARES VOTING
FOR:	30,188,189	99.75

AGAINST:	62,593	0.21

ABSTAIN:	11,798	0.04

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CAPITAL BANCORP
(Registrant)

May 14, 2012	By:	/s/ Mark K. Olson
Mark K. Olson
Executive Vice President and Chief Financial Officer